SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 17, 1998
                               -------------------
                Date of Report (Date of earliest event reported)

                               ESynch Corporation
                               -------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                   0-26790               87-0461856
           --------                   -------               ----------
       (State or other       (Commission File Number)     (IRS Employer
       jurisdiction of                                 Identification No.)
        Incorporation)

                               15502 Mosher Avenue
                            Tustin, California 92780
                            ------------------------
                    (Address of principal executive offices)   (Zip Code)

                                 (714) 258-1900
                                 --------------
              (Registrant's telephone number, including area code)




                                 Not applicable
                                ----------------
             (Former name or address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

(a)
     On November 17, 1998, the Company signed and consummated an agreement to acquire an entity known as SoftKat, Inc. in exchange for the issuance of 720,000 common shares, and 600,000 redeemable, convertible preferred shares. Up to an additional 720,000 common shares are contingently issuable based upon the difference between the market price of the common stock one year from the date the acquisition was consummated and a target market price of $3.00 per share. The Company will be required to redeem 200,000 shares of the preferred stock at $1.00 per share upon obtaining $1,500,000 of funding from any source and must further redeem an additional 200,000 shares of preferred stock upon obtaining an additional $3,000,000 of funding. The preferred stock issued has voting rights equivalent to the number of common shares into which they could be converted and have additional voting rights in respect to approval of any issuance of a senior series of preferred shares and have a liquidation preference of $1.00 per share and will be convertible beginning on the first anniversary of the acquisition at the lesser of $3.00 per share or the closing bid price of the common stock on that date.
 The purchase price, based upon the fair value of the common and preferred stock issued, has been preliminarily estimated to be $2,463,000. The information set forth in Item 5 of this Report is incorporated herein by this reference.

(b)
     Softkat, Inc. became a wholly-owned subsidiary of the Registrant on the Closing of the transactions contemplated in the Agreement.

     Softkat, Inc. was sold by the Company on May 25, 1999.

     The information set forth in Item 5 of this Report is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

     The financial statements required by this Item 7(a) are attached.

     (b)  Pro forma financial information.

     The pro forma financial information required by this Item 7(b) will be filed by amendment.

     (c) Exhibits. The following exhibits are incorporated herein by this reference.

     Exhibit No.             Description of Exhibit
     -----------             ----------------------
         2.4*                 Agreement and Plan of Merger dated as of
                                November 17, 1998 among the Registrant;
                                Softkat, Inc., a California corporation; and the certain stockholders of Softkat, Inc.
                               Omitted from this Form 8-K filing
                               are the following schedules or attachments to the agreement identified immediately above:
                                (A)  Form of Certificate of Designation of
                                     Series H Convertible Preferred Stock;
                                (B)  Intermark Corporation Financial Statements
                                    (Unaudited) for its 1997 Fiscal Year;
                                (C) Confidentiality Agreement dated March 1998
                                    between the Registrant and Intermark
                                    Corporation;
                                (D) Disclosure Schedule of Intermark
                                    Corporation;
                                (E) Disclosure Schedule of the Registrant.

           4.__*              Certificate of Designation - Series I Preferred
                               Stock
  ----------------

  * Incorporated by reference to Exhibit 4.__to the Form 10-KSB filed June 25, 1999 by the Registrant with the Securities and Exchange Commission.

                                     SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ESYNCH CORPORATION

  Date:  January 25, 2000.                       By  /s/ Tom Hemingway
                                                 ----------------------------
                                                  Tom Hemingway,
                                                  Chief Executive Officer


                                                 By  /s/ David Noyes
                                                 ----------------------------
                                                  David Noyes
                                                  Chief Financial Officer

                                SOFTKAT, INC.


                              TABLE OF CONTENTS


                                                                    Page

     Report of Independent Certified Public Accountants              F-1

     Balance Sheet - December 31, 1998                               F-2

     Statements of Operations for the Years Ended
        December 31, 1998 and 1997                                   F-3

     Statements of Stockholders' Deficit for the
        Years Ended December 31, 1997 and 1998                       F-4

     Statements of Cash Flows for the Years
        Ended December 31, 1998 and 1997                             F-5

     Notes to Financial Statements                                   F-6

                           ____________

HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                       (801) 532-2200
    Member of AICPA Division of Firms                Fax (801) 532-7944
             Member of SECPS                     345 East Broadway, Suite 200
    Member of Summit International Associates   Salt Lake City, Utah 84111-2693


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Softkat, Inc.

We have audited the accompanying balance sheet of Softkat, Inc. as of December 31, 1998 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Company commenced liquidation in May 1999 and as a result, changed its basis of accounting from the going-concern basis to the liquidation basis for the year ended December 31, 1998.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Softkat, Inc. as of December 31, 1998 in conformity with generally accepted accounting principles applied on the liquidation basis of accounting and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles applied on the going-concern basis.



                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
December 20, 1999

                                SOFTKAT, INC.
                                BALANCE SHEET
                              DECEMBER 31, 1998



                                    ASSETS

Current Assets
   Cash                                                           $    32,968
   Inventory                                                           75,000
                                                                  -----------
       Total Current Assets                                       $   107,968
                                                                  -----------

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
   Bank overdraft                                                 $    60,002
   Amounts due under asserted and unasserted claims                 4,653,963
   Debt to related party                                              800,000
   Notes payable                                                      986,531
                                                                  -----------
       Total Current Liabilities                                    6,500,496
                                                                  -----------
Stockholders' Deficit
   Common stock - no par; 5,000,000 shares authorized;
      3,275,968 issued and outstanding                              1,885,562
   Accumulated deficit                                             (8,278,090)
                                                                  -----------
       Total Stockholders' Deficit                                 (6,392,528)
                                                                  -----------
Total Liabilities and Stockholders' Deficit                       $   107,968
                                                                  ===========

                                SOFTKAT, INC.
                           STATEMENTS OF OPERATIONS


                                                      For the Years Ended
                                                          December 31,
                                                    ------------------------
                                                        1998        1997
                                                    -----------  -----------
Product Sales                                       $ 6,519,588  $ 3,804,648

Cost of Goods Sold                                    5,007,015    2,866,539
                                                    -----------  -----------
Gross Profit                                          1,512,573      938,109
                                                    -----------  -----------
Operating Expenses
   General and administrative                         5,448,303    2,026,640
   Impairment of assets                                 378,764           -
   Impairment for obsolete inventory                  2,501,654           -
                                                    -----------  -----------
       Total Operating Expenses                       8,328,721    2,026,640
                                                    -----------  -----------
Other Income and Expenses
 Interest income                                         23,783       26,293
 Interest expense                                      (160,684)     (98,918)
 Other expenses                                         (38,846)          -
 Other income                                                -       170,964
                                                    -----------  -----------
    Total Other Income and Expenses                    (175,747)      98,339
                                                    -----------  -----------

Net Loss                                            $(6,991,895) $  (990,192)
                                                    ===========  ===========

Basic and Diluted Loss Per Common Share             $     (2.13) $     (0.45)
                                                    ===========  ===========
Weighted Average Number of Common
 Shares Used in Per Share Calculation                 3,275,968    2,192,126
                                                    ===========  ===========

                                SOFTKAT, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIT

                                          Common Stock                       Total
                                      ----------------------  Accumulated  Shareholders'
                                        Shares      Amount     Deficit       Deficit
                                      ----------  ----------  ----------  -----------
BALANCE - DECEMBER 31, 1996            2,376,544     268,000    (296,003)     (28,003)

Stock issued to shareholders for
 failure to meet financial
 performance goals as specified
 in the Rights Agreement                 129,424      33,650          -        33,650

Redemption and retirement of shares      (340,000)   (100,000)         -      (100,000)

Stock issued as conversion of debt       127,500     255,000          -       255,000

Stock issued for cash, net of
 $536,088 offering costs                 982,500   1,428,912          -     1,428,912

Net loss                                      -           -     (990,192)    (990,192)
                                      ----------  ----------  ----------  -----------
BALANCE - DECEMBER 31, 1997            3,275,968   1,885,562  (1,286,195)     599,367

Net loss                                      -           -   (6,991,895)  (6,991,895)
                                      ----------  ----------  ----------  -----------
BALANCE - DECEMBER 31, 1998            3,275,968  $1,885,562  $(8,278,090) $(6,392,528)
                                      ==========  ==========  ===========  ===========

                                SOFTKAT, INC.
                           STATEMENTS OF CASH FLOWS


                                                      For the Years Ended
                                                          December 31,
                                                    -------------------------
                                                        1998         1997
                                                    ------------  -----------
Cash Flows From Operating Activities
 Net loss                                           $ (6,991,895) $  (990,192)
 Adjustments to reconcile net loss to net cash
  used by operating activities:
     Depreciation                                         30,634       19,459
     Impairment of assets                                378,764           -
  Impairment of obsolete inventory                     2,501,654           -
     Stock issued for compensation                            -        33,650
     Changes in operating assets and liabilities:
         Prepaid expenses                                165,759      (24,325)
     Inventory                                           121,007   (1,719,387)
      Other assets                                        60,030     (117,441)
         Accounts payable                              2,796,158      320,087
         Accrued liabilities                             750,242      163,154
                                                      ------------  -----------
 Net Cash Used By Operating Activities                  (187,647)  (2,314,995)
                                                    ------------  -----------
Cash Flows From Investing Activities
 Payments for the purchase of equipment                  (35,841)     (71,258)
                                                    ------------  -----------
 Net Cash Used By Investing Activities                   (35,841)     (71,258)
                                                    ------------  -----------
Cash Flows From Financing Activities
 Repurchase of common stock                                   -      (100,000)
 Bank overdraft                                           60,002           -
 Proceeds from bridge loan                                    -       255,000
 Principal payment on capital lease                       (5,538)          -
 Proceeds from issuance of debt                          355,000      645,000
 Principal payments on notes payable                    (513,469)          -
 Proceeds from issuance of common stock                       -     1,428,912
                                                    ------------  -----------
 Net Cash (Used) Provided By Financing Activities       (104,005)   2,228,912
                                                    ------------  -----------
Net Decrease In Cash                                    (327,493)    (157,341)

Cash - Beginning of Year                                 360,461      517,802
                                                    ------------  -----------
Cash - End of  Year                                 $     32,968  $   360,461
                                                    ============  ===========
Supplemental Cash Flow Information:
 Cash paid for interest                             $    137,351  $    99,37
                                                    ============  ==========
Supplemental Disclosure of Non-Cash Investing
   and Financing Activities:
     During the year ended December 31, 1997, the Company acquired equipment valued at $17,480 through a capital lease agreement and converted a bridge loan of $255,000 to equity by issuing 127,500 shares of its common stock.

                            SOFTKAT, INC.
                     NOTES TO FINANCIAL STATEMENTS

 NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND  NATURE OF OPERATIONS - Softkat, Inc. (the
 "Company" or "Softkat"), formerly known as The Kat, Inc. was incorporated in California in June 1995 to distribute discounted low cost software. The Company sells to retail customers primarily in the United States

 USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

 LIQUIDATION OF THE COMPANY - The accompanying financial statements as of December 31, 1998 and for the year then ended were prepared on the liquidation basis of accounting. In May 1999, all the stock of the Company was sold to a third party and shortly thereafter, the Company commenced liquidation. As a result, effective January 1, 1998, the Company changed its method of accounting from the going-concern basis to the liquidation basis. The accompanying financial statements for the year ended December 31, 1997, were prepared on the basis of the Company continuing as a going concern. For the year ended December 31, 1997, the Company incurred losses from operations and had negative cash flows from operating activities. These conditions raised substantial doubt regarding the Company's ability to continue as a going concern.

 CONCENTRATION OF RISK AND MAJOR CUSTOMERS - The Company operates exclusively in the software industry, accordingly, segment information relating to operations in different industries is not presented in these financial statements. The concentration of business in the highly competitive software industry subjects the Company to concentrated market risk. Sales to any major customer in 1997 and 1998 were not significant.

 FAIR VALUES OF FINANCIAL INSTRUMENTS - The amount reported as inventory, accounts payable, notes payable, and accrued liabilities are considered to reasonable approximations of their fair value. The fair value estimate is based on market information available to management at the time of the preparation of the financial statements.

 INVENTORY - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory at year-end consisted of packaged software. During the year ended December 31, 1998, based on managements estimate of the market value under the liquidation basis of accounting, the Company recognized an impairment against the value of inventory in the amount of $2,501,654.

 ADVERTISING COSTS - Advertising costs have been recognized as expense when incurred. Advertising costs were $129,595 and $83,685 during the years ended December 31, 1998 and 1997, respectively.

 LOSS PER SHARE - The Company computes basic and diluted loss per share in accordance with Statement of Financial Accounting Standards No. 128, ("SFAS 128"), Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share is calculated to give effect to stock warrants, options and convertible notes payable except during loss periods when those potentially issuable common shares would decrease the loss per share. There were no potentially issuable common shares outstanding at December 31, 1998.

 REVENUE RECOGNITION - The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, products purchased from publishers are accounted for as consigned product from publishers and the related cost is not reflected in the financial statements with the exception of a limited amount of software inventory owned by the Company at year-end.

 NOTE 2 - SALE OF COMPANY INTEREST

 On November 17, 1998, eSynch Corporation ("eSynch") acquired all the Company's common stock. In exchange for the Company's common stock, eSynch issued 720,000 of its common stock and 600,000 shares of Series I redeemable, convertible preferred shares ("Series I"). The Series I shares were issued in exchange for certain subordinated notes issued by the Company to certain shareholders. Up to an additional 720,000 shares of eSynch common stock are contingently issuable based upon the difference between the market price of the common stock one year from the date of acquisition and a target market price of $3.00 per share. The acquisition purchase price, based upon the fair value of the common and preferred stock issued and the additional contingently issuable common shares, was $2,670,000.

 NOTE 3--NOTES PAYABLE

 Notes payable consisted of the following:

 9.75% Line of credit payable to a bank; secured
 by all assets of the Company; payment due on demand;
 in default                                               $  986,531

 During October 1996, the Company received a line of credit with a bank that provided borrowing up to the lessor of $1,500,000 or 65% of eligible accounts receivable and 100% of all certificates of deposit held by the bank. The loan agreement required the company to maintain financial covenants as specified in the loan agreement. The Company did not make any principal payments during the year ended December 31, 1998. At December 31, 1998, the company was in violation of the loan covenants and was in default on the loan. During the year ended December 31, 1998, a certificate of deposit held by the bank in the amount of $512,162.56, consisting of $500,000 principal and $12,162.56 of accrued interest, was applied against the loan leaving a balance owing of $986,531.

 NOTE 4- DEBT TO RELATED PARTY

 During September 1996, the Company issued 7% subordinated notes to certain shareholders in the amount of $800,000. The full amount of principal and accrued interest was payable upon the earlier to occur of: (i) an initial public offering of the Company's securities, or the successful completion of any other type of equity financing, which results in the proceeds of $5,000,000 or more; (ii) any change in the number of shares of the Company's stock owned by the shareholders of the Company as of August 1, 1996 such that results in an aggregate change in ownership of more than forty percent (40%) of the common stock of the Company; or
 (iii) five years from the date of issuance.

 During November of 1998, pursuant to the acquisition and merger agreement, see Note 2 for details, eSynch, issued 600,000 shares of its Series I Preferred shares in satisfaction of all $800,000 of subordinated notes held by Softkat shareholders. The $800,000 debt has been reclassified as owed to eSynch.

 NOTE 5 - IMPAIRMENT CHARGES

 The Company's management has estimated the net present value of its assets based on expected future sales and estimated future cash flows. During the year ended December 31, 1998, impairment charges of $1,360,029 were recognized. The impairment charges included the recognition of $981,265 for obsolete software inventory and $378,764 for the impairment of property and equipment. In May 1999, the Company changed to the liquidation basis of accounting which presents assets at amounts expected to be realized in liquidation.

 NOTE 6 --INCOME TAXES

 There was no provision for or benefit from income tax for any period. The components of the net deferred tax asset at December 31, 1998 are shown below:

  Operating loss carry forwards                      $ 2,030,843
  Valuation Allowance                                 (2,030,843)
                                                     -----------
  Net Deferred Tax Asset                             $        -
                                                     ===========

 For tax reporting purposes, the Company has net operating loss carry forwards in the amount of $5,359,399 which will expire beginning in the year 2011.

 The following is a reconciliation of the amount of tax (benefit) that would result from applying the federal statutory rate to pretax loss with the provision for income taxes.

                                                    For the Years Ended
                                                        December 31,
                                                  -------------------------
                                                      1998         1997
                                                  -----------   -----------
     Tax at statutory rate (34%)                   $(2,262,231) $  (336,665)
     Non-deductible expenses                         1,156,200           -
     Change in valuation allowance                   1,514,564      397,463
     State tax benefit, net of federal tax effect     (408,533)     (60,798)
                                                   -----------  -----------
     Net Income Tax Expense                        $        -   $        -
                                                   ===========  ===========

 NOTE 7--COMMITMENTS AND CONTINGENCIES

 OPERATING LEASE - During November 1996, the Company entered into a lease agreement for a facility located in Petaluma California which was set to expire in December 2001. Monthly payments of $14,000 were required under the lease subject to periodic increases based on the Consumer Price Index. In early 1999, eSynch moved the Softkat inventory and facilities from the Petaluma site to eSynch's facility in Newport Beach, California and terminated the lease. Subsequently, the owner of the Petaluma facility filed suit against Softkat for the unpaid rent. In February 1999, a default judgment was obtained by the plaintiff against the Company for $38,273. Subsequently, the plaintiff filed a complaint against the Company seeking damages of the original $38,273 plus $8,255 in interest for a total of $46,528. The complaint is scheduled to be heard during April 2000. The stage of the proceedings does not allow the Company to estimate the probability of an unfavorable outcome at this time. The default judgment of $38,273 has been accrued in the financial statements and is included in amounts due under asserted and unasserted claims.

 The total rent expense was approximately $89,010 and $96,900 for the years ended December 31, 1998 and 1997, respectively.

 LITIGATION - The Company is a defendant in a lawsuit filed by a third-party for alleged breach of distribution and licensing agreements. The Company's management claims it has paid money and substantial merchandise to the plaintiff in satisfaction of a large portion of the debt. The amount claimed is $100,000. The Company believes that the potential exposure is much less than this amount. The stage of the proceedings does not allow the Company to estimate the probability of an unfavorable outcome at this time. No provision for a possible loss from this proceeding has been accrued in the accompanying financial statements.

 The Company is a defendant in a number of lawsuits and collection actions filed by various third-parties. The damages asserted in these claims have been accrued in the accompanying financial statements and are included in amounts due under asserted and unasserted claims.

 NOTE 8 - STOCKHOLDERS' DEFICIT

 During 1997, the Company entered into a "best efforts" offering agreement with an investment group to offer a minimum of 750,000 shares and a maximum of 1,000,000 shares of common stock for $2.00 per share. A total of 982,500 shares of common stock were issued related to the offering for cash of $1,428,912 net of $536,088 of offering costs or a net of $1.45 per share.

 In connection with the "best efforts" offering, the Company received cash of $255,000 representing a bridge loan. During 1997, the debt was converted to equity by issuing 127,500 shares of its common stock in satisfaction of the loan.

 Also during 1997, the Company issued 129,424 shares of common stock valued at $33,650, or $0.26 per share, to shareholders as a result of the Company's failure to meet financial results as specified in the Rights Agreement dated September 20, 1996. Under the Rights Agreement, the sale of shares by the shareholders is restricted under certain circumstances as specified in the agreement.

 During January 1997, the Company repurchased 340,000 shares of common stock shares held by a former employee due to the termination of his employment. The purchase price of the common stock was $100,000, or $0.29 per share. The shares repurchased were retired.

 NOTE 9 - SUBSEQUENT EVENTS

 On May 25, 1999, all of the stock of the Company was purchased from eSynch by an unrelated third party for $50,000 cash. Shortly thereafter, the Company commenced liquidation.